UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2012

FrogAds, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-167581	27-2028734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21820 Burbank Blvd., Suite 325, Woodland Hills, CA 91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 281-6094

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2012, the Board of Directors of FrogAds, Inc., a Nevada corporation (the “Company”) authorized an increase in the Company’s shares of common stock to 5,000,000,000 shares with a par value of $0.001 per share. In addition, the Company authorized the issuance of 10,000,000 shares of preferred stock with a par value of $0.001 per share.

Item 9.01 Financial Statements and Exhibits.

EX – 33.1	Amendment to the Articles of Incorporation dated October 21, 2012 filed with the Nevada Secretary of State [Action of the Board of Directors By Unanimous Written dated October 21, 2012]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: October 25, 2012	By:	/s/ Julian Spitari
Name: Julian Spitari
Title : Chairman

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